Exhibit 10.42

PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

KERZNER INTERNATIONAL NORTH AMERICA, INC.

as Seller

AND

RESORTS REAL ESTATE HOLDINGS, INC.

as Purchaser

Premises:

Certain Parcels located in Atlantic City, New Jersey

2

EXHIBITS

Exhibit A	Description of Land
Exhibit B	Permitted Exceptions
Exhibit C	Form of Note
Exhibit D	Form of Mortgage
Exhibit E	Rent Schedule
Exhibit F	Form of Bargain and Sale Deed
Exhibit G	Form of Bill of Sale
Exhibit H	Form of Title Affidavit
Exhibit I	Form of Assignment and Assumption of Contracts, Leases, Permits and Licenses and General Intangibles
Exhibit J	Form of Environmental Indemnity
Exhibit K	Form of Second Amendment of Parking Facilities Lease
Exhibit L	Form of Memorandum of Parking Facilities Lease
Exhibit M	Form of Subordination Agreement
Exhibit N	Additional Land
Exhibit O	Form of Quit Claim Deed

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”) is made as of March 18, 2004, between RESORTS REAL ESTATE HOLDINGS, INC., a New Jersey corporation (“Purchaser”), and KERZNER INTERNATIONAL NORTH AMERICA, INC. (f/k/a SUN INTERNATIONAL NORTH AMERICA, INC.), a Delaware corporation (“Seller”). Purchaser and Seller are sometimes referred to individually in this Agreement as a “party” and collectively as the “parties.”

RECITALS:

A. WHEREAS, Seller is the owner of those certain parcels of land (the “Land”) located in the County of Atlantic, State of New Jersey, and more particularly described in Exhibit A attached hereto and the building(s) and other improvements thereon and the appurtenances and rights described in Article 2; and

B. WHEREAS, Seller and Resorts International Hotel and Casino, Inc. (f/k/a/ Colony RIH Acquisitions, Inc.), a New Jersey corporation (“RIHCI”), and an Affiliate of Purchaser, are parties to that certain Option Agreement dated April 25, 2001 with respect to the sale of the premises to RIHCI (the “Option Agreement”), which Option Agreement has been terminated by mutual consent of the parties thereto; and

C. WHEREAS, Purchaser desires to acquire the Premises on terms substantially identical to those contained in the Option Agreement, except that the Purchase Price (as defined herein) shall be paid in the form of a secured promissory note rather than cash and with respect to certain other matters described herein; and

D. WHEREAS, Seller is willing to sell to Purchaser the Premises, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, and intending to be legally bound hereby, Seller and Purchaser agree as follows:

1.	Definition of Certain Terms.

The terms defined in this Article 1, whenever used in this Agreement, shall have the respective meanings indicated below for all purposes of this Agreement.

“Additional Land”: has the meaning set forth in Article 14(k).

“Affiliate”: of a specified Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Agreement”: means this Agreement (including the Exhibits hereto), as the same from time to time may be amended, supplemented or waived in accordance with the terms hereof.

“Applicable Law”: means, with respect to any Person, any and all provisions of any and all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances or codes of any Governmental Authority applicable to such Person, (ii) Permits applicable to such Person, and (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority, in each case in this clause (iii) specifically naming such Person.

“Assignment and Assumption Agreement”: has the meaning set forth in Article 6(j).

“Bill of Sale”: has the meaning set forth in Article 6(f).

“Closing”: has the meaning set forth in Article 9(a).

“Closing Date”: has the meaning set forth in Article 9(a).

“Code”: means the Internal Revenue Code of 1986, as amended.

“Collateral Agreements”: means the Mortgage, the Holdings Guarantee, the RNN Guarantee, the Stock Pledge Agreement, the Security Agreement and the Master Agreement.

“Consent”: means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“control” (including the terms “controlled by” and “under common control with”): means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

“Deed”: has the meaning set forth in Article 6(d).

“$” or “dollars”: means lawful money of the United States of America.

“Environmental Indemnity Agreement”: has the meaning set forth in Article 6(k).

“FIRPTA”: has the meaning set forth in Article 6(g).

“Governmental Approval”: means any Consent of, with or to any Governmental Authority.

“Governmental Authority”: means (i) any foreign or domestic nation or government, any state, county, local or municipal government or administrative agency or other political subdivision thereof, (ii) any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, (iii) any government authority, agency, department, board, commission or instrumentality, (iv)

any court or administrative tribunal, (v) any non-governmental agency, tribunal or entity that is vested by a Governmental Authority with applicable jurisdiction, or (vi) any tribunal or arbitrator(s) of competent jurisdiction, or any self-regulatory organization.

“Holdings”: shall mean Colony RIH Holdings, Inc., a Delaware corporation.

“Holdings Guaranties”: has the meaning set forth in Article 3(b).

“Improvements”: has the meaning set forth in Article 2(a)(i).

“include”, “includes”, “included” and “including”: shall be construed as if followed by the phrase “without being limited to”.

“Land”: has the meaning set forth in Recital A.

“Loan”: has the meaning set forth in Article 3(c)(i).

“Leases”: has the meaning set forth in Article 4(e).

“Master Agreement”: has the meaning set forth in Article 3(b).

“Memorandum of Parking Facilities Lease”: has the meaning set forth in Article 7(o).

“Mortgage”: has the meaning set forth in Article 3(b).

“MOA”: has the meaning set forth in Article 6(j).

“New Pier” means New Pier Operating Company, Inc., a Delaware corporation.

“Note”: has the meaning set forth in Article 3(b).

“Notice”: has the meaning set forth in Article 12.

“Option Agreement”: has the meaning set forth in the Recitals.

“Parking Facilities Lease”: has the meaning set forth in Article 13.

“Permit”: means any permit, approval, consent, authorization, license, variance, or permission required by a Governmental Authority under any Applicable Law .

“Permitted Exceptions”: has the meaning set forth in Article 2(b)(i).

“Person” or “person”: means any natural person, firm, partnership, association, corporation, company, limited liability company, trust, business trust, Governmental Authority or other entity.

“Personal Property”: has the meaning set forth in Article 6(f).

“Premises”: has the meaning set forth in Article 2(a).

“Purchase Price”: has the meaning set forth in Article 3(a).

“Purchaser”: has the meaning set forth in the first paragraph of this Agreement.

“Quit Claim Deed”: has the meaning set forth in Article 14(k).

“Real Property”: means the Improvements and the Land.

“Rent Schedule”: has the meaning set forth in Article 4(e).

“Resort Entities”: means Colony RIH Holdings, Inc., RIHCI, Resorts International Hotel, Inc., Purchaser, New Pier Operating Company, Inc., each, a “Resort Entity”.

“RIH”: means Resorts International Hotel, Inc., a New Jersey corporation.

“RIHCI”: has the meaning set forth in the Recitals.

“RRN Guaranties”: has the meaning set forth in Article 3(b).

“Second Amendment of Parking Facilities Lease”: has the meaning set forth in Article 7(n).

“Security Agreement”: has the meaning set forth in Article 3(b).

“Seller”: has the meaning set forth in the first paragraph of this Agreement.

“Seller’s Actual Knowledge”, and words or phrases of similar import, means (i) the actual knowledge of Charles Adamo, and (ii) the actual knowledge of, or the actual knowledge that would be present after reasonable inquiry of, William Murtha or John Allison.

“Seller Indemnitees”: means Seller and its Affiliates and their respective successors, officers, directors, shareholders and employees.

“Stock Pledge Agreement”: has the meaning set forth in Article 3(b).

“Subordination Agreement”: has the meaning set forth in Article 7(p).

“Title Affidavits”: has the meaning set forth in Article 6(h).

“Transfer Tax”: has the meaning set forth in Article 9(b).

2.	Sale of Premises and Acceptable Title.

(a) Seller shall sell, transfer, set over, convey, assign and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, at the price and upon the terms and conditions set forth in this Agreement the following (herein collectively, the “Premises”):

(i) fee simple title to the Land and all buildings and other improvements, if any, presently situated on the Land (collectively, the “Improvements”);

(ii) all right, title and interest of Seller, if any, in and to any easements, rights-of-way, privileges, licenses, interests, development and other rights and appurtenances of any kind relating to or appertaining to the Real Property, including, without limitation, all right, title and interest of Seller, if any, in and to any adjacent vaults, alleys, strips or gores of land, and any air, zoning or development rights appurtenant to the Real Property;

(iii) all right, title and interest of Seller in and to the fixtures and personal property, if any, attached or appurtenant to the Real Property; and

(iv) all right, title and interest of Seller in any transferable Permits held by Seller that primarily relate to its ownership of the Premises.

(b) Seller shall convey and Purchaser shall accept marketable title to the Premises in accordance with the terms of this Agreement, subject only to:

(i) the matters set forth in Exhibit B attached hereto (collectively, the “Permitted Exceptions”); and

(ii) such other matters as the Title Company shall be willing, without special or additional premium, to omit as exceptions to coverage or to except with insurance against collection out of or enforcement against the Premises, provided that (y) such other matters are omitted from any title insurance policy issued at Closing to any unaffiliated mortgagee, and (z) Purchaser’s Title Company agrees to insure any subsequent purchaser and/or subsequent mortgagee in the same manner as herein specified regardless of the amount of insurance purchased by or for such subsequent purchaser or mortgage.

3.	Purchase Price and Purchase Money Note and Mortgage.

(a) The purchase price (the “Purchase Price”) to be paid by Purchaser to Seller for the Premises is $40,000,000.00.

(b) The Purchase Price shall be paid by the delivery by Purchaser, as maker, to Seller, as payee, of a secured promissory note (the “Note”) in the amount of the Purchase Price in the form attached hereto as Exhibit C. The Note shall be secured by (i) that certain Mortgage made by Purchaser for the benefit of Seller and intended to be recorded in the offices of the Clerk of Atlantic County, New Jersey (the “Mortgage”) in the form attached hereto as Exhibit D, which Mortgage shall encumber the Premises, (ii) those certain Guaranties made by Holdings for the benefit of Seller (the “Holdings Guaranties”) in the form attached to the Master Agreement, (iii) that certain Stock Pledge Agreement made by Holdings for the benefit of Seller (the “Stock Pledge Agreement”) in the form attached to the Master Agreement, (iv) that certain Guaranty made by RIHCI, New Pier and RIH for the benefit of Seller (the “RRN Guaranty”) in the form attached to the Master Agreement, (v) that certain Security Agreement made by Purchaser for the benefit of Seller (the “Security Agreement”) in the form attached to the Master Agreement, and (vi) that certain agreement made by the Resort Entities for the benefit of Seller (the “Master Agreement”).

(c) Terms of Note and Mortgage.

(i) The Note shall evidence a loan by Seller to Purchaser (the “Loan”) to enable Purchaser to acquire the Premises.

(ii) The Mortgage shall be a purchase money mortgage and shall be a first lien on the unencumbered, marketable, fee simple title to the Real Property subject only to the Permitted Exceptions.

4.	Seller’s Representations to Purchaser.

Seller hereby makes the following representations and warranties to Purchaser, each of which is true in all material respects as of the date hereof:

(a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Seller has the requisite corporate power and authority to carry on its business as currently conducted by it and to own, operate or lease its properties currently owned, operated or leased by it.

(b) Seller has the requisite corporate power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Seller. Seller has duly executed and delivered this Agreement. This Agreement is a legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

(c) The execution, delivery and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not, directly or indirectly, contravene or conflict with or result in a violation of or under (with or without the giving of notice or the lapse of time or both) (i) any provision in the charter or bylaws of Seller, (ii) any Applicable Law applicable to

Seller or any of Seller’s properties or assets, or (iii) any contract, agreement or other instrument applicable to Seller or any of Seller’s properties or assets, except, in the case of clauses (ii) and (iii), for violations and defaults that would not materially impair the ability of Seller to perform its obligations under this Agreement or to consummate the transactions contemplated hereunder.

(d) No Governmental Approval or other Consent is required to be obtained or made by Seller in connection with the execution and delivery by Seller of this Agreement or the consummation of the transactions contemplated hereunder, except any notice that may be required under the MOA.

(e) Exhibit E sets forth a true, correct and complete copy of the rent roll of the Premises as of the date hereof (the “Rent Schedule”) and lists all material defaults of which Seller has knowledge under the leases listed therein (each a “Lease” and, collectively, the “Leases”). Other than the Leases, there are no leases or other rights of occupancy which have been granted by Seller at the Premises. Except as identified on Exhibit E, no tenant under any of the Leases has made any written claim of default by the landlord. No rents or other payments or deposits are held by Seller as landlord under any Lease except the security deposits as set forth on the rent roll and rents prepaid for the current month. Except as set forth on Exhibit E, no rents due under, or any other interest in, any of the Leases have been assigned, pledged or encumbered in any way. All security deposits are being, and have been, held in compliance with all laws, ordinances, orders, rules, regulations and requirements of any Governmental Authority which may be applicable thereto.

(f) To Seller’s Actual Knowledge, there are no condemnation proceedings or eminent domain proceedings of any kind pending against the Premises or any portion thereof, and no written notice of any threatened condemnation proceedings or eminent domain proceedings of any kind against the Premises or any portion thereof has been received by Seller.

(g) Except as set forth in the MOA, to Seller’s Actual Knowledge, there is no action, suit, proceeding, arbitration, citation, summons, subpoena, or investigation, civil, criminal, regulatory or otherwise, in law or in equity, pending by or threatened in writing against Seller involving the Premises.

(h) Seller has good and marketable title to the Premises, subject only to the Permitted Exceptions.

(i) The representations and warranties of Seller contained in this Article 4 are in the nature of conditions and Purchaser shall independently satisfy itself as to the matters contained therein and none of such representations and warranties will survive the Closing.

5.	Purchaser’s Representations to Seller.

Purchaser hereby makes the following representations and warranties to Seller, each of which is true in all material respects as of the date hereof:

(a) Purchaser is a corporation duly organized and validly existing under the laws of the State of New Jersey and has the requisite power and authority to carry on its business as currently conducted by it and own or lease its properties currently owned or leased by it.

(b) Purchaser has the requisite power and authority to execute and deliver this Agreement and the Collateral Agreements to be executed and delivered by it, to perform fully its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and the Collateral Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action of Purchaser. Purchaser has duly executed and delivered this Agreement and the Collateral Agreements. This Agreement and the Collateral Agreements are legal, valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

(c) The execution, delivery and performance by Purchaser of this Agreement and the Collateral Agreements, and the consummation of the transactions contemplated hereby and thereby, do not and will not, directly or indirectly, contravene or conflict with or result in a violation of or under (with or without the giving of notice or the lapse of time or both) (i) any provision in the certificate of incorporation or bylaws of Purchaser, (ii) any resolution adopted by the board of directors or the stockholders of Purchaser, (iii) any Applicable Law applicable to Purchaser or any of its respective properties or assets, or (iv) any contract, agreement or other instrument applicable to Purchaser or any of its properties or assets, except, in the case of clauses (iii) and (iv) for violations and defaults that would not materially impair the ability of Purchaser perform its obligations under this Agreement or the Collateral Agreements.

(d) Except for the approval of the New Jersey Casino Control Commission, which approval has been obtained, no Governmental Approval or other Consent is required to be obtained or made by Purchaser in connection with the execution and delivery of this Agreement or the Collateral Agreements or the consummation of the transactions contemplated hereby or thereby.

(e) There is no action, suit or proceeding pending, or to Purchaser’s knowledge, threatened, by or against or affecting Purchaser or any of its Affiliates in connection with or relating to the transactions contemplated by this Agreement or the Collateral Agreements or of any action taken or to be taken in connection herewith or therewith or the consummation of the transactions contemplated hereby thereby.

(f) The representations and warranties of Purchaser contained in this Article 5 are in the nature of conditions and Seller shall independently satisfy itself as to the matters contained therein and none of such representations and warranties will survive the Closing.

6.	Seller’s Closing Obligations and Deliveries.

At the Closing, Seller shall deliver the following to Purchaser:

(a) A certified copy of the resolutions of Seller’s Board of Directors authorizing the execution and delivery of this Agreement and the performance by Seller of its obligations hereunder.

(b) A certificate of incumbency with respect to the office and authority of the officer of Seller executing this Agreement and the other documents delivered by Seller at Closing, duly executed by the Secretary or any Assistant Secretary of Seller.

(c) A certificate of good standing of Seller from the proper authority of the jurisdiction in which Seller is incorporated.

(d) A bargain and sale deed with covenant against grantor’s acts in the form of Exhibit F hereto (the “Deed”) duly executed by Seller.

(e) Transfer Tax forms required to be executed by Seller.

(f) A bill of sale with respect to all personal property (if any) included in the transaction contemplated herein (the “Personal Property”), in substantially the form of Exhibit G hereto (the “Bill of Sale”), duly executed by Seller.

(g) An affidavit of non-foreign status, as required by Article 1445 of the Code (“FIRPTA”), duly executed by Seller.

(h) The title affidavit in the form attached hereto as Exhibit H, duly executed by Seller and such other duly executed and acknowledged or verified certificates, affidavits and other documents reasonably requested by the Title Company to evidence Seller’s authority or to omit from its title insurance policy exceptions for judgments, bankruptcies or other returns against different entities whose names are the same as or similar to Seller’s name (collectively, the “Title Affidavits”).

(i) A schedule updating the Rent Schedule and setting forth all arrears in rents and all prepayments of rents, certified by Seller to be accurate as of the Closing Date.

(j) The Assignment and Assumption of Contracts, Leases, Permits and Licenses and General Intangibles relating to the Premises, in substantially the form of Exhibit I hereto (the “Assignment and Assumption Agreement”), together with originals or certified copies of the contracts, licenses and permits assigned pursuant thereto, which Assignment and Assumption Agreement shall include (1) an assignment and assumption of Seller’s obligations under that certain Agreement dated June 22, 1995 by and between Marina Associates, a New Jersey general partnership, and Resorts International, Inc., a Delaware corporation, a copy of which is attached hereto; (2) an assignment and assumption of any obligations or liability of Seller under the Memorandum of Agreement between the New Jersey Department of Environmental Protection and Griffin Gaming and Entertainment, Inc. dated May 30, 1996 pertaining to property known as 1201-1239 Boardwalk (the “MOA”); and (3) the Parking Facilities Lease (as hereinafter defined).

(k) The Environmental Indemnity Agreement in the form attached hereto as Exhibit J (the “Environmental Indemnity Agreement”), duly executed by Seller.

(l) All other previously undelivered documents that Seller is required to deliver to Purchaser pursuant to this Agreement prior to the Closing.

7.	Purchaser’s Closing Obligations and Deliveries.

At the Closing, Purchaser shall deliver or cause to be delivered the following:

(a) The Note, duly executed by Purchaser.

(b) The Mortgage, duly executed by Purchaser.

(c) The Holdings Guaranties, duly executed by Holdings.

(d) The RRN Guaranty, duly executed by RIHCI, New Pier, and RIH.

(e) The Security Agreement, duly executed by Purchaser.

(f) The Master Agreement, duly executed by Purchaser, RIHCI, RIH and New Pier.

(g) The Stock Pledge Agreement, duly executed by Holdings.

(h) Evidence of the authority of Purchaser and the Resort Entities to execute and deliver this Agreement and the Collateral Agreements and to perform their respective obligations hereunder and thereunder.

(i) Documents evidencing (i) the office and authority of the officer of Purchaser executing on behalf of Purchaser this Agreement and the other documents delivered by Purchaser at the Closing and (ii) the office and authority of the officers of the Resort Entities executing on behalf of the Resort Entities the Collateral Agreements.

(j) A certified Certificate of Incorporation for Purchaser issued by the Secretary of State of the State of New Jersey and certified Certificates of Incorporation for each of the Resort Entities issued by the Secretary of State of the state of its organization.

(k) A Certificate of Good Standing for Purchaser issued by the Secretary of State of the State of New Jersey and certificates of good standing for each of the Resort Entities issued by the Secretary of State of the state of its organization.

(l) The Assignment and Assumption Agreement duly executed by Purchaser.

(m) The Environmental Indemnity Agreement, duly executed by Purchaser and RIHCI.

(n) The Second Amendment of Lease in the form attached hereto as Exhibit K (the “Second Amendment of Parking Facilities Lease”), duly executed by Purchaser and RIHCI.

(o) The Memorandum of Second Amendment of Lease in the form attached hereto as Exhibit L (the “Memorandum of Parking Facilities Lease”), duly executed by Purchaser and RIHCI.

(p) The Subordination Agreement in the form attached hereto as Exhibit M (the “Subordination Agreement”), duly executed by Purchaser and RIHCI.

(q) All other previously undelivered documents that Purchaser is required to deliver to Seller pursuant to this Agreement at or prior to the Closing.

8.	Apportionments.

(a) The following apportionments shall be made between the parties at the Closing as of midnight on the day prior to the Closing Date:

(i) real estate taxes, water charges and sewer rents, if any, on the basis of the fiscal period for which assessed;

(ii) rents due under the Leases;

(iii) permitted administrative charges, if any, on tenants’ security deposits; and

(iv) value of fuel stored on the Premises, at the price paid to Seller’s supplier, including any taxes;

(b) If any tenant is in arrears in the payment of rent on the Closing Date, rent received from such tenant after the Closing shall be applied as between Seller and Purchaser in the following order of priority: (i) first to any month or months following the month in which the Closing occurred (and apportioned as per clause (a) above); (ii) then to the month in which the Closing occurred; and (iii) then to the period preceding the month in which the Closing occurred. If any rent received by Seller or Purchaser after the Closing is payable to the other party by reason of this allocation, the recipient shall promptly pay to the other party the appropriate sum, less a proportionate share of its costs of collection, including reasonable attorneys’ fees and disbursements.

(c) If the Closing occurs before the tax rate is fixed for the current fiscal period, the apportionment of taxes at the Closing shall be on the basis of the most recent tax rate for the preceding period applied to the latest assessed valuation.

(d) If any apportionment is based on estimates, incomplete data or mutual mistake, it shall be recomputed when final data become available and the parties shall promptly correct any overpayment or underpayment.

(e) Notwithstanding anything to the contrary contained herein, the party owing the payment required as a result of the apportionments provided herein shall pay, at Closing to the other party by check or wire transfer, such amount due.

(f) The obligations of the parties under this Article 8 shall survive the Closing.

9.	Closing and Closing Costs.

(a) The closing of the transaction contemplated hereby (the “Closing”) shall take place at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York or at another mutually agreeable location, on March 18, 2004 (“Closing Date”).

(b) Purchaser shall pay all transfer taxes and fees incurred in connection with the transactions consummated pursuant to the terms of this Agreement (“Transfer Tax”).

10.	“As-Is” Condition.

Except as provided herein, Purchaser shall take title to the Premises in its “as is” condition, subject to all federal, state, county and municipal laws, ordinances, rules and regulations now, heretofore, or hereafter in effect. Seller has not made, does not hereby make, and hereby disclaims any representations or warranties regarding the physical, subsurface, or environmental conditions (including, without limitation, the presence of any hazardous substances or the existence, discharge, release, or cleanup of wastes or other conditions that may be regulated by any federal, state, county or municipal law, rules, or regulation), the expenses, operation, value, adequacy or fitness for any particular use of the Premises, the legal uses to which the Premises may be put, the zoning, other regulatory or development requirements or restrictions, or any other matter or thing affecting or relating to the Premises or these transaction, and Purchaser expressly acknowledges that no such representations or warranties have been made. Seller shall not be liable or bound in any manner by any express or implied warranties, guaranties, promises, statements, representations or information pertaining to the Premises, made or furnished by any agent, employee, servant or other person representing or purporting to represent Seller, unless such warranties, guaranties, promises, statements, representations or information are expressly and specifically set forth herein.

As to the Premises, except as expressly provided in the Environmental Indemnity Agreement, Purchaser releases Seller and the other Seller Indemnitees from, and waives and relinquishes, any and all claims, liabilities, causes of actions, damages, rights or remedies Purchaser may have at law, in equity, or both, against Seller or any other Seller Indemnitees, as the result of, or in any manner arising from or in connection with, any Environmental Condition (as defined in the Environmental Indemnity Agreement) or any Environmental Laws (as defined in the Environmental Indemnity Agreement).

11.	Broker.

Each party represents to the other that it has dealt with no broker, agent or finder in connection with the transactions contemplated by this Agreement. Each party shall indemnify, hold harmless and defend the other from and against all loss, liability, damage, litigation, sums paid in settlement of any of the foregoing and cost (including reasonable attorneys’ fees and disbursements) arising from any claim by any other person that he acted on behalf of the indemnitor in connection with the transactions contemplated by this Agreement. The obligations of the parties under this Article 11 shall survive the Closing or, if the Closing does not occur, the termination of this Agreement.

12.	Notices.

(a) All notices, requests, demands, approvals, consents, waivers and other communications required or permitted to be given under this Agreement (each, a “Notice”) shall be in writing and shall be (i) delivered personally, (ii) mailed by first class, registered or certified mail, return receipt requested, postage prepaid, (iii) sent by next-day or overnight mail or delivery, or (iv) sent by facsimile transmission, provided that the original copy thereof also is sent by prepaid, first-class certified or registered mail or by next-day or overnight mail or personal delivery.

if to Purchaser, to

c/o Resorts International Hotel, Inc.

1133 Boardwalk

Atlantic City, NJ 10021

Facsimile: (609) 340-7896

Attention: Ms. Audrey Oswell

with copies to:

Willkie Farr & Gallagher

787 Seventh Avenue

New York, NY 10019

Facsimile: (212) 728-8111

Attention: Thomas M. Cerabino, Esq.

if to Seller, to

c/o Kerzner International Limited

Coral Towers

Paradise Island, The Bahamas

Facsimile: (242) 363-4581

Attention: Charles D. Adamo

with copies to:

Kerzner International North America, Inc.

Linwood Commons

2106 New Road

Suite C7

Linwood, NJ 08221

Facsimile: (609) 653-9931

Attention: William Murtha

and

Proskauer Rose LLP

1585 Broadway

New York, NY 10036-82999

Facsimile: (212) 969-2900

Attention: James P. Gerkis, Esq.

or, in each case, at such other address as may be specified in a Notice to the other party hereto. Any Notice shall be deemed effective and given upon receipt (or intentional refusal of receipt of the addressee of such Notice).

13.	Parking Facilities Lease.

Seller, as landlord, and RIHCI, as tenant, are parties to that certain Lease Agreement dated April 25, 2001, as amended by the First Amendment of Lease Agreement, dated as of October 4, 2002, for certain portions of the Premises (“Parking Facilities Lease”). The parties hereto acknowledge and agree that (i) upon the termination of the Option Agreement, the term of the Parking Facilities Lease converted into a lease on a month-to-month basis and, immediately upon Closing, Purchaser and RIHCI are entering into the Second Amendment of Parking Facilities Lease, and (ii) in connection with the termination of the Option Agreement and entering into the Assignment and Assumption Agreement, Seller and RIHCI have executed and delivered the Environmental Indemnity Agreement on or prior to the date hereof.

14.	Miscellaneous.

(a) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective permitted successors and assigns.

(b) Each party shall execute, acknowledge and deliver to the other such instruments, and take such other actions, as the other may reasonably request in order to comply with Article 6045(e) of the Code, in connection with the reporting of information in respect of the transactions contemplated by this Agreement. The obligations of the parties under this Article 14(b) shall survive the Closing.

(c) The delivery of the deed by Seller, and the acceptance thereof by Purchaser, shall be deemed the full performance and discharge of every obligation on the part of Sellerto be performed hereunder, except those obligations of Seller which are expressly stated in this Agreement to survive the Closing.

(d) This Agreement embodies the entire understanding between the parties with respect to the transactions contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Either party may waive any provision of this Agreement which is for its benefit. Neither this Agreement nor any provision hereof may be waived, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

(e) If any term or provision of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the extent permitted by law.

(f) This Agreement shall be governed by, and construed in accordance with, the law of the State of New Jersey without regard to its conflicts of laws principles.

(g) The table of contents and the captions in this Agreement are for convenience of reference only and do not define or limit the scope or intent of this Agreement or any of the provisions hereof.

(h) As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

(i) If the provisions of any schedule or exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of such schedule or exhibit shall prevail.

(j) IT IS MUTUALLY AGREED BY AND BETWEEN SELLER AND PURCHASER THAT THE RESPECTIVE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER (EXCEPT FOR PERSONAL INJURY OR PROPERTY DAMAGE) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE RELATIONSHIP OF SELLER AND PURCHASER, PURCHASER’S USE OF OR OCCUPANCY OF THE PREMISES, AND ANY EMERGENCY STATUTORY OR ANY OTHER STATUTORY REMEDY.

(k) In addition to the Premises to be transferred by Seller to Purchaser pursuant to this Agreement, Seller shall transfer, convey and assign to Purchaser, and Purchaser shall acquire and accept from Seller, all of Seller’s right, title and interest, if any, in that certain parcel of land (the “Additional Land”) located in the City of Absecon, County of Atlantic, State of New Jersey, and more particularly described on Exhibit N attached hereto and the buildings and other improvements thereon and the appurtenances and rights of Seller, if any, thereto. At the Closing, Seller shall deliver a quit claim deed in the form of Exhibit O attached hereto (the “Quit Claim Deed”) duly executed by Seller. Notwithstanding anything contained in this Agreement to the contrary, the transfer and assignment of the Additional Land pursuant to this Agreement and the Quit Claim Deed is made without representation or warranty, express or implied, by, or recourse against, Seller of any kind whatsoever and Seller makes no promises as to ownership or title of the Additional Land, but simply transfers whatever interest Seller has to Purchaser. Notwithstanding the foregoing, Seller, at Purchaser’s request and sole expense, shall reasonably cooperate and assist Purchaser in its efforts to obtain clear title to the Additional Land.

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IN WITNESS WHEREOF, Purchaser and Seller have duly executed this Agreement as of this 18th day of March, 2004.

PURCHASER:	RESORTS REAL ESTATE HOLDINGS, INC., a New Jersey corporation

	By:	/S/ NICHOLAS L. RIBIS

Name: Nicholas L. Ribis
Title: Vice President

SELLER:	KERZNER INTERNATIONAL NORTH AMERICA, INC., a Delaware corporation

	By:	/S/ WILLIAM C. MURTHA

Name: William C. Murtha
Title: Senior Vice President